STRATEGIC MARKETING AGREEMENT

This Strategic Marketing Agreement (the "Agreement") is entered into as of the 1st day of December, 2001 by and between KingThomason, Inc., a California corporation, having its principal place of business located at 3180 Crow Canyon Place, Suite 205, San Ramon, CA 94583 ("KTI") or assigns with and American Select Insurance Management Corporation ("American Select"), a Florida corporation having its principal administrative place of business located at 274 Union Boulevard, Suite 450, Denver Colorado 80228.

WHEREAS, American Select manages different major medical programs for insurers and supports the offering of said medical plans; and

WHEREAS, KTI is a marketing company providing its network of insurance agents and brokers to sell medical plans to individuals; and

WHEREAS, KTI is licensed to solicit or sell limited medical plans in various states; and

WHEREAS, American Select desires to exclusively use the marketing services of KTI to sell limited medical plans; and

WHEREAS, KTI desires to use its assets and resources to introduce and market limited medical plans to individuals through its contacts and relationships with licensed insurance agents and brokers;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties agree to the following:

ARTICLE 1 DEFINITIONS

1.1	Limited medical plan means an insurance company’s policy, provided through American Select, that offers less than full comprehensive major medical plan benefits (other than short-term, dental, critical illness and long-term care plans), as set forth in attached Exhibit A, including any substantially similar derivative plans thereof.
1.2	Premiums means the net premium or premium equivalences written and paid to the insurance company on insurance policies sold to individuals, for which American Select will cause KTI to receive a commission and monthly fee if applicable.

Exhibit 10.13 Page 1 of 7 Pages

ARTICLE 2 TERM

The term of this Agreement shall be based on the attainment of production goals set forth in attached Exhibit B.

ARTICLE 3 KTI OBLIGATIONS & AUTHORITY

3.1	Limitation of Authority: That, subject to the requirements and provisions of Agreement, KTI is hereby appointed to represent the insurance companies arranged through American Select, as American Select’s exclusive marketing agent in soliciting of applications for Health Insurance Company(s), herein described as ("Company") as listed on the attached schedule of commissions and fees, as set forth in attached Exhibit C, subject to terms and conditions herein contained. This exclusivity granted KTI is subject to the conditions set forth in attached Exhibit B. Additionally, KTI and American Select will be bound and governed by the terms and conditions of the American Select Producer Agreement ("Producer Agreement"), as signed and set forth in attached Exhibit D. In the event of a conflict between this Agreement and the Producer Agreement, the Producer Agreement shall govern. In reciprocation for the exclusivity granted to KTI, KTI shall be exclusive to American Select and will not duplicate this product, as set forth in Exhibit A, including any substantially similar derivative plans thereof, with another insurance company or its representative. KTI hereby accepts the appointment and agrees in consideration of the commission(s) and fees hereinafter provided to comply with the conditions and terms herein described and such other rules and instructions that may be applied or heretofore or hereafter established by American Select or by said Company.
3.1.1	Responsibility: KTI will assume the responsibility to solicit and recruit all agents, general agents and master general agents to be licensed to sell the individual limited medical plan. KTI will provide all applicable marketing materials that KTI will need to conduct a successful marketing campaign. KTI will be responsible for all actuarial costs associated with the initial pricing of the product as agreed to by KingThomason, Inc., Leonard Koloms and Milliman USA.

Exhibit 10.13 Page 2 of 7 Pages

ARTICLE 4 TERRITORY

KTI is authorized to operate under the terms of this agreement as exclusive marketing agent in all states where American Select offers the limited medical plan. All agents recruited by KTI shall be contracted directly with American Select. All agents currently contracted with American Select, as well as any new agents recruited by American Select and/or through its MGA’s, GA’s, etc., shall have the opportunity to sell the limited medical plan.

ARTICLE 5 COMPENSATION / VESTING OF COMMISSION & FEES

American Select will pay KTI a commission and fee as outlined in the attached Exhibit C. Renewal commission(s) shall be immediately vested and payable as provided in Exhibit C, subject to terms of Producer Agreement in Exhibit D.

ARTICLE 6 TERMINATION

For the sole purpose of this Article and excluding Exhibit D, section Q1 for the interpretation of termination this agreement may be terminated upon written notice thereof given either party if any one of the following occurs:

6.1	Failure of either party to meet any material covenant agreement or obligation set forth in this Agreement ("Default") if the Defaulting party has not cured the Default with in thirty (30) days after receipt of written notice thereof.
6.2	Licensing: If KTI or the Company license to solicit insurance business expires or is terminated.
6.3	Insolvency: Either party becomes insolvent, is adjudicated as bankrupt, has its business come into possession or control of any trustee in bankruptcy, has a receiver appointed for it, or makes a general assignment for the benefit of its creditors.
6.4	Willful Acts: Willful fraud, misrepresentation of funds, suspension of licenses, or violation of any criminal or insurance law that results in a criminal conviction.
6.5	Third Parties: Termination of Company’s quota share reinsurance agreement or American Select Program Manager’s Agreement with Company.

Exhibit 10.13 Page 3 of 7 Pages

If termination occurs:  Vesting of Commissions: Renewal commission(s) shall be immediately vested and payable as provided in the attached schedule(s), subject to the provisions of this agreement and the attached schedule(s) as long as Producer complies with all of the terms and conditions thereof. Vesting of Commissions After Termination of Agreement: Renewal commission(s) shall continue to be paid as provided in the attached schedule(s), subject to the provisions of this agreement and the attached schedule(s) as long as Producer complies with all of the terms and conditions thereof.

ARTICLE 7 CONFIDENTIALITY

Confidential Information: Any and all information deemed confidential and proprietary by either party shall not be reproduced or transferred to another party without express written permission of the other party, unless required by law or state regulatory authorities, or is required for purposes of American Select’s management of the product, including the servicing thereof, inclusive of related contracted parties.

ARTICLE 8  CONDITIONS PRECEDENT

The obligations of the parties to this agreement are contingent upon the following:

8.1  REINSURANCE: This agreement is contingent upon American Select entering into a reinsurance agreement with American Re-insurance Company for reinsurance of the individual limited medical plan, upon terms that are satisfactory to American Select, by April 31, 2002. This contingency shall not be deemed waived unless American Select expressly waives this contingency in writing.

8.2  RATES: This agreement is contingent upon American Select being able to obtain by April 31, 2002, rates from Milliman USA, consultants and actuaries, which, in the sole discretion of American Select, make the limited medical plan marketable in the states in which it will be offered. This contingency shall not be deemed waived unless American Select expressly waives this contingency in writing.

Exhibit 10.13 Page 4 of 7 Pages

ARTICLE 9  ASSIGNMENT
This contract may not be assigned or allow transfer of either party’s rights or obligations of law without the prior written consent of both parties.

ARTICLE 10  GENERAL PROVISIONS
10.1	Relationship Between Parties: The relationship between the parties is that of independent contractor. Nothing herein is intended or will be construed to establish any employment, partnership, joint venture, or, except as provided herein, agency relationship between the parties. Each party is solely responsible for the direction, control and management of its subcontractors, agents and employees.
10.2	No Third Party Beneficiaries. This Agreement is entered into by and between the parties solely for their benefits. The parties have not created or established any third party beneficiary status or rights in any person.
10.3	Trademarks. Neither party may in any way infringe upon or harm the rights of the other in its service marks, trademarks, copyrights, and other proprietary marks (collectively "Trademarks"). Neither party may use any Trademark of the other party without such party’s prior approval.
10.4	Force Majeure. Neither party will be responsible for nor deemed to be in default under this Agreement on account of any failure or delay in performance due to acts of God or governmental authority, strikes or labor disputes, fires, or any other cause beyond the control of the party.
10.5	Binding Effect. This Agreement is binding upon and inures to the benefit of the parties hereto and their permitted successors and assigns.
10.6	Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes any prior or contemporaneous agreements, whether oral or written. This agreement may be executed in two (2) counterparts and each counterpart or facsimile or other reproductive type copy thereof will be considered as an original and will be fully enforceable against all other parties.
10.7	Amendment. This Agreement or its exhibits may be amended only upon the written agreement of the parties.

Exhibit 10.13 Page 5 of 7 Pages

10.8	Headings. The Paragraph headings are for convenience only and do not limit, defend or restrict the meaning of the contents thereof.
10.9	Governing Law. This contract is executed in the State of Colorado, and will be controlled by and construed under the laws of the State of Colorado without regard to principles of conflict of law.
10.10	Notices. Any notice required under this Agreement must be in writing, and sent by certified mail, return receipt requested, by fax with proof of delivery, or by nationally recognized private overnight carrier with proof of delivery. The date of notice is the date on which the addressee receives the notice or refuses delivery. All notices must be addressed as follows, unless a party gives notice of a different address:

For American Select Insurance Management Corporation
274 Union Boulevard, Suite 450
Denver, Colorado 80228
Attn: James O. Bowles, President

For KingThomason, Inc.
3180 Crow Canyon Place, Suite 205
San Ramon, California 94583
Attn: Tim King, President

10.11	Legality. If any provision of this Agreement conflicts with the laws applicable hereto or under which this Agreement is construed, or if any provision of this Agreement is held partially or fully illegal or unenforceable by a court with jurisdiction over the parties to this Agreement, then this Agreement will be modified to conform with such laws or judicial determination and such provision will be construed and enforced only to such extent as it may be a legal and enforceable provision and all provisions of this Agreement will be given full effect separately and will not be affected.
10.12	Survival. The provisions of Article 7, 9, 10.3, 10.8, 10.9 and 10.11 survive the termination of this Agreement.
10.13	Waiver. No waiver of any provision of this Agreement is binding on either party unless in writing. No delay or failure by either party to exercise any rights or power under this Agreement will impair such right or power or be construed as a waiver. A waiver of the performance of any term or condition may not be construed to be a waiver of any succeeding breach or of any other term or condition whether of the same or similar type.

Exhibit 10.13 Page 6 of 7 Pages

Agreed: American Select Insurance	Agreed: KingThomason, Inc.
Management Corporation
/s/ James O. Bowles	/s/ Thomas King

James O. Bowles, President Date 12/1/01	Thomas King, President Date 12/1/01

Exhibit 10.13 Page 7 of 7 Pages